UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
Amending Form 8-K dated May 7, 2007

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 17, 2007 (May 1, 2007)

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

107 Audubon Road, #5
Wakefield, Massachusetts 01880
(Address of Principal Executive Offices, including Zip Code)

(781) 246-0700
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

The information set forth in Item 2.01 is incorporated herein by this reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

This report amends and incorporates the Implant Sciences Corporation (the “Company”) Form 8-K filed on May 7, 2007. As previously disclosed, on May 1, 2007, the Company entered into an Asset Purchase Agreement (the “Agreement”) to sell substantially all of the assets (the “Transaction”) of its subsidiary, Accurel Systems International Corporation (“Accurel”), a California corporation, to Evans Analytical Group LLC, a Delaware limited liability company (“Evans” ).

This report is amended to include the Company’s unaudited pro forma condensed consolidated balance sheet and statement of operations as of March 31, 2007 and for the nine months then ended, and for the years ended June 30, 2006 and June 30, 2005.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information

On May 1, 2007, the Company entered into an Asset Purchase Agreement (the “Agreement”) to sell substantially all of the assets (the “Transaction”) of its subsidiary, Accurel Systems International Corporation (“Accurel”), a California corporation, to Evans Analytical Group LLC, a Delaware limited liability company (“Evans” ).

This Amended Current Report on Form 8-K amends the Form 8-K filed on May 7, 2007 by attaching as Exhibit 99.1 the Company’s unaudited pro forma condensed consolidated balance sheet and statement of operations as of March 31, 2007 and for the nine months then ended, and for the years ended June 30, 2006 and June 30, 2005.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the trgistrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                  IMPLANT SCIENCES CORPORATION

Date:  July 17, 2007
                                                                  By:  /s/ A. J. Armini
                                                                            A. J. Armini
                                                                            Chief Executive Officer